UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MEDL MOBILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	80-0194367
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18475 Bandilier Circle, Fountain Valley, California	92708
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not applicable.	Name of each exchange on which each class is to be registered Not applicable.

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X .

Securities Act registration statement file number to which this form relates:  None

Securities to be registered pursuant to Section 12(g) of the Act:   $0.001 par value common stock

Item 1.

Description of Registrant’s Securities to be Registered

A description of the common stock of MEDL Mobile Holdings, Inc., a Nevada corporation (the “Company”), to be registered pursuant to this Form 8-A is contained in the section titled “Description of Securities to be Registered” in the Prospectus that is included in Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-180983) filed with the Securities and Exchange Commission on February 11, 2013, and is incorporated herein by reference.  Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are attached hereto in answer to this Item:

3.1

Amended and Restated Articles of Incorporation of MEDL Mobile Holdings, Inc. filed June 23, 2011 (1)

3.2

Amended and Restated Bylaws of MEDL Mobile Holdings Inc. (1)

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(1)

Incorporated by reference to Current Report on Form 8-K filed with the SEC on June 29, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDL MOBILE HOLDINGS, INC.
Date: October 27, 2015	By: /s/ Andrew Maltin Andrew Maltin Chief Executive Officer